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                                                                     Exhibit 5.1


                    [letterhead of Harter, Secrest & Emery]


                               December 23, 1997



Health Management Associates, Inc.
5811 Pelican Bay Boulevard
Suite 500
Naples, Florida  34108-2710

    Re: Health Management Associates, Inc.
        Registration Statement on Form S-4

Ladies and Gentlemen:

    You have requested our opinion in connection with your Registration Statement on Form S-4, as amended (Registration No. 333-41953), filed under the Securities Act of 1933, as amended (the "Registration Statement"), with the Securities and Exchange Commission in respect of the proposed issuance by Health Management Associates, Inc., a Delaware corporation (the "Corporation"), pursuant to that certain Agreement of Merger and Plan of Reorganization dated as of October 27, 1997 and amended and restated as of December 11, 1997 (the "Merger Agreement"), among the Corporation, HMA-RO Acquisition Corp., a Mississippi corporation, and River Oaks Hospital, Inc. d/b/a River Oaks Health System, a Mississippi corporation ("River Oaks"), of that number of authorized and unissued shares of the Class A Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") provided by the Merger Agreement, to be issued subject to effectiveness of the Registration Statement and approval of the Merger Agreement by the shareholders of River Oaks.

    We have examined the following documents and corporate records and proceedings of the Corporation in connection with the preparation of this opinion: the Corporation's Restated Certificate of Incorporation, as amended; the Corporation's By-laws, as in force and effect on this date; the Corporation's minute books, containing minutes and records of other proceedings of its stockholders and its Board of Directors from the date of incorporation to the date hereof; the Merger Agreement; the Registration Statement and related Proxy Statement/Prospectus which constitutes a part thereof; applicable provisions of the laws of the State of Delaware; and such other documents and matters as we have deemed necessary in the circumstances.

    In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Corporation, certificates and documents issued by public officials and authorities, and certain information received from searchers of public records.
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Health Management Associates, Inc.
December 23, 1997
Page 2


    Based upon and in reliance on the foregoing, we are of the opinion that:

    1. The Corporation has been duly incorporated and is validly existing under the laws of the State of Delaware.

    2. The Corporation has the authority to issue that number of shares of Common Stock provided for by the Merger Agreement, upon the effectiveness of the Registration Statement and approval of the Merger Agreement by the shareholders of River Oaks.

    3. The shares of Common Stock to be issued by the Corporation upon the effectiveness of the Registration Statement and approval of the Merger Agreement by the shareholders of River Oaks will, when issued as provided by the Merger Agreement and as described in the Registration Statement, be validly authorized and legally issued and outstanding, fully paid and non-assessable.

    We hereby consent to be named in the Registration Statement and to the use of our name under the caption "Legal Opinions and Interests of Counsel" set forth in the related Proxy Statement/Prospectus which constitutes a part of the Registration Statement, as attorneys who will pass upon the legality of the shares of Common Stock to be issued pursuant to the terms of the Merger Agreement, and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,


                              /s/ Harter, Secrest & Emery